UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2016

NUTRASTAR INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52899	80-0264950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4/F Yushan Plaza
51 Yushan Road
Nangang District, Harbin 150090
People’s Republic of China
(Address of principal executive offices)

(86) 451-82287746
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2016, the Board of Directors (the “Board”) of Nutrastar International Inc. (the “Company”) removed Ms. Lianyun Han from her positions as the Chairperson, Chief Executive Officer and President of the Company, effective immediately. Ms. Han remains a member of the Board. On the same date, the Board appointed Mr. David Chong, the Company’s Treasurer and a member of the Board, as the Interim President of the Company. The Board is considering candidates to replace Ms. Han and will fill her vacancy as soon as practicable.

Mr. Chong’s Employment Agreement with the Company, dated February 20, 2016, provides for, among other things, an annual salary of $30,000. The Employment Agreement also contains covenants prohibiting Mr. Chong from competing with the Company during his employment or for a period of twenty-four months thereafter, or disclosing any confidential information of the Company. The Employment Agreement may be terminated by either party for any reason upon 10 days’ notice.

On February 20, 2016, the Company and Mr. Chong also entered into a Restricted Shares Grant Agreement, pursuant to which the Company granted 100,000 restricted shares of the Company’s common stock to Mr. Chong under the Company’s 2009 Equity Incentive Plan. The restricted shares will vest in full on August 20, 2016. If Mr. Chong’s service with the Company ceases for any reason other than his (a) death, (b) disability, (c) retirement, or (d) termination by the Company without cause, any unvested restricted shares will be automatically forfeited to the Company.

The foregoing descriptions of Mr. Chong’s Employment Agreement and Restricted Shares Grant Agreement do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement and Restricted Shares Grant Agreement which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Mr. David Chong, age 54, a citizen of Singapore, has served as the Company’s Treasurer since February 20, 2016 and has been a member of the Board since December 22, 2015. He is currently a founder and director of Industrial Conservation of Energy Pte Ltd., a Singapore company. Mr. Chong was an Investor Relation consultant with China Recycling Energy Corporation (Nasdaq: CREG) until September 2015 and served as CREG’s Chief Financial Officer and Secretary from January 2011 to May 2015. Prior to Mr. Chong’s appointment as CREG’s Chief Financial Officer and Secretary, he served as a consultant with CREG since June 2010. Prior to joining CREG, Mr. Chong served as CFO for Guangdong Yan Zhi Hong Shoes Manufacturing Co., Ltd from January, 2007 to December, 2010. From 1991 to 2007, Mr. Chong served as the Financial Controller for Amtek Engineering Limited’s China Operations, where he managed the financial operations of six plants in China with annual revenues in excess of $250 million. Mr. Chong holds the qualification in Professional Accountancy Studies from ACCA (the Association of Chartered Certified Accountants) and is fluent in both spoken and written English and Mandarin. Mr. Chong is very experienced in working with large manufacturing companies, his familiarity in navigating China, U.S., Europe, Singapore and other capital markets and has significant expertise in international financial management and operations, auditing, funding, business development, internal control maintenance, corporate governance and investor relations.

There are no arrangements or understandings between Mr. Chong and any other persons pursuant to which he was selected as an officer. Mr. Chong was elected until his successor is duly elected and qualified. There is no family relationship that exists between Mr. Chong and any directors or executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction between Mr. Chong and the Company, that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

Commencement of Internal Investigation

On March 21, 2016, the Board resolved to undertake an investigation (the “Investigation”) into the Company’s operations and assets and those of its subsidiaries in China and into the activities of Company’s former CEO and significant stockholder, Ms. Lianyun Han, as those activities relate to the Company and its subsidiaries, to identify the location of the Company’s and its subsidiaries’ assets and potentially seize control of the Company’s and its subsidiaries’ assets from the CEO. The Board has engaged FTI Consulting (China) Limited (“FTI”) to provide certain advisory and due diligence services relating to the Investigation and the law firm of King & Wood Mallesons to represent the Company and support FTI’s efforts and to provide other legal advice related to the Investigation.

The initial phase of the Investigation will involve investigative due diligence on the Company’s variable interest entity Daqing Shuaiyi Biotech Co Ltd. with an emphasis on operational status and working capital position. Based upon the initial Investigation, the scope of the Investigation will potentially expand to include investigative due diligence on other entities with an emphasis on working capital assets and operational status and reputational due diligence.

The Company will delay the release of its 2015 financial results due to the pending Investigation and does not anticipate filing its Form 10-K until after the conclusion of the Investigation. The Company does not intend to comment further regarding the Investigation until it is completed.

Appointment of Y. Tristan Kuo as VP of Investor Relations

On March 31, 2016, the Company appointed Y. Tristan Kuo as the Company’s VP of Investor Relations and the Company entered into an Employment Agreement with Mr. Kuo, pursuant to which, among other things, the Company agreed to pay Mr. Kuo an annual salary of $30,000. Mr. Kuo’s position is a part-time position. The Employment Agreement also contains covenants prohibiting Mr. Kuo from competing with the Company during his employment or for a period of six months thereafter, or disclosing any confidential information of the Company. The Employment Agreement may be terminated by either party for any reason upon 10 days’ notice.

On March 31, 2016, the Company and Mr. Kuo also entered into a Restricted Shares Grant Agreement, pursuant to which the Company granted 20,000 restricted shares of the Company’s common stock to Mr. Kuo under the Company’s 2009 Equity Incentive Plan. The restricted shares will vest in full on September 30, 2016. If Mr. Kuo’s service with the Company ceases for any reason other than his (a) death, (b) disability, (c) retirement, or (d) termination by the Company without cause, any unvested restricted shares will be automatically forfeited to the Company.

The foregoing descriptions of Mr. Kuo’s Employment Agreement and Restricted Shares Grant Agreement do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement and Restricted Shares Grant Agreement which are filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Mr. Kuo, age 61, has more than 30 years of experience in accounting, financing and information systems for companies in the manufacturing, commodity trading and banking industries and has served in the capacity of CFO, CIO and Controller. Mr. Kuo serves as the Chief Financial Officer of Success Holding Group International, Inc., a provider of personal improvement seminars, and has held such position since August 2015. Prior to that, he served as CFO/CIO Partner of Tatum, a management and advisory services firm, from December 2014 to August 2015, as an independent board member and audit committee chairman of KBS Fashion Group Limited (NASDAQ:KBSF) from August 2014 to May 2015, and as the Chief Financial Officer of Crown Bioscience, Inc. from June 2012 to November 2013. Prior to that, Mr. Kuo served as Chief Financial Officer of China Biologic Products, Inc. (NASDAQ: CBPO), a Chinese biopharmaceutical company, from June 1, 2008 to May 31, 2012 and served as its Vice President – Finance between September 2007 and May 31, 2008. Prior to that, Mr. Kuo worked for the Noble Group in Hong Kong as the Senior Business Analysis Manager from February through August 2007 and as the CFO of Cuisine Solution, Inc., a then publicly traded company in Alexandria, Virginia, from December 2002 to January 2007. Mr. Kuo also served as the Vice President of Information System for Zinc Corporation of America in Monaca, Pennsylvania from 2001 and 2002 and as Chief Information Officer and Controller of Wise Metals Group in Baltimore, Maryland, the largest independent aluminum sheet producer in the U.S., from 1991 to 2001. Mr. Kuo obtained his Master's degree in Accounting from The Ohio State University and Bachelor’s degree in Economics from Soochow University in Taipei.

There are no arrangements or understandings between Mr. Kuo and any other persons pursuant to which he was selected as an officer. Mr. Kuo was elected until his successor is duly elected and qualified. There is no family relationship that exists between Mr. Kuo and any directors or executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction between Mr. Kuo and the Company, that would require disclosure under Item 404(a) of Regulation S-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. The word “expect” and similar terms and phrases are used in this notification to identify forward-looking statements and statements regarding future events that involve risks and uncertainties. Risks, uncertainties and assumptions that could affect the Company’s forward-looking statements include, among other things, the future appointment of a CEO and the conduct of the Investigation. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated February 20, 2016, between the Company and David Chong

10.2	Restricted Shares Grant Agreement, dated February 20, 2016, between the Company and David Chong

10.3	Employment Agreement, dated March 31, 2016, between the Company and Y. Tristan Kuo

10.4	Restricted Shares Grant Agreement, dated March 31, 2016, between the Company and Y. Tristan Kuo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRASTAR INTERNATIONAL INC.

Date: April 5, 2016	/s/ David Chong
Name: David Chong
Title: Interim President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated February 20, 2016, between the Company and David Chong

10.2	Restricted Shares Grant Agreement, dated February 20, 2016, between the Company and David Chong

10.3	Employment Agreement, dated March 31, 2016, between the Company and Y. Tristan Kuo

10.4	Restricted Shares Grant Agreement, dated March 31, 2016, between the Company and Y. Tristan Kuo